Exhibit 99.2

Reviva Pharmaceuticals Holdings, Inc. Announces Pricing of $10 Million Public Offering

CUPERTINO, Calif., March 18, 2026 (GLOBE NEWSWIRE) -- Reviva Pharmaceuticals Holdings, Inc. (NASDAQ: RVPH) (“Reviva” or the “Company”), a late-stage pharmaceutical company developing therapies that seek to address unmet medical needs in the areas of central nervous system (CNS), inflammatory and cardiometabolic diseases, today announced the pricing of its previously announced public offering with healthcare focused institutional investors for the purchase and sale of 6,666,667 shares of its common stock (or common stock equivalents in lieu thereof) together with Series G warrants to purchase up to 6,666,667 shares of common stock (the "Series G Warrants") and Series H warrants to purchase up to 6,666,667 shares of common stock (the "Series H Warrants"), at a combined offering price of $1.50 per share and accompanying warrants, for aggregate gross proceeds of approximately $10 million before deducting placement agent fees and other offering expenses.

The Series G Warrants and the Series H Warrants will have an exercise price of $1.50 per share. The Series G Warrants will be exercisable immediately and will expire five years from the issuance date. The Series H Warrants will be exercisable immediately and will expire 12 months from the issuance date.

The closing of the offering is expected to occur on or about March 20, 2026, subject to the satisfaction of customary closing conditions. The Company currently intends to use the net proceeds from the offering together with its existing cash and cash equivalents to fund research and development activities, including its planned RECOVER-2 Phase 3 trial for brilaroxazine in schizophrenia, and for working capital and other general corporate purposes.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

The securities are being offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-276848), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 2, 2024, and declared effective by the SEC on February 13, 2024. A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying base prospectus, when available, may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Reviva

Reviva is a late-stage biopharmaceutical company that discovers, develops, and seeks to commercialize next-generation therapeutics for diseases representing unmet medical needs and burdens to society, patients, and their families. Reviva’s current pipeline focuses on the central nervous system (CNS), inflammatory and cardiometabolic diseases. Reviva’s pipeline currently includes two drug candidates, brilaroxazine (RP5063) and RP1208. Both are new chemical entities discovered in-house. Reviva has been granted composition of matter patents for both brilaroxazine and RP1208 in the United States, Europe, and several other countries.

Forward-Looking Statements

This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct or that those goals will be achieved, and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks associated with the satisfaction of customary closing conditions related to the offering and uncertainties related to the closing, and use of proceeds from the proposed offering. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the Company’s final prospectus supplement to be filed with the SEC, and the documents incorporated by reference therein, including the Company’s Form 10-K for the year ended December 31, 2024 and Forms 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

REVIVA CONTACTS:

Corporate Contact:

Reviva Pharmaceuticals Holdings, Inc.

Laxminarayan Bhat, PhD

www.revivapharma.com

Investor Relations Contact:

LifeSci Advisors, LLC

PJ Kelleher

pkelleher@lifesciadvisors.com